SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

VYTERIS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

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VYTERIS, INC.

April 17, 2009

Dear Stockholder:

On behalf of the board of directors and management, I am pleased to invite you to the annual meeting of the stockholders of Vyteris, Inc.  The meeting will be held on May 27, 2009 at 10:00 a.m. New York City Time at the Vyteris, Inc.’s company headquarters at 13-01 Pollitt Drive, Fair Lawn, NJ 07410. A notice of meeting, proxy statement and proxy card are enclosed for your review.

I urge you to read the enclosed materials carefully and to complete, sign and mail promptly the proxy card contained with this letter to assure that your vote will be counted.

The officers, directors and staff of Vyteris, Inc. sincerely appreciate your support.

Very truly yours,
/s/ Donald F. Farley
Donald F. Farley
Chairman of the Board

VYTERIS, INC.

Notice of Annual Meeting

An annual meeting of stockholders of Vyteris, Inc. will be held on May 27, 2009 at 10:00 a.m. New York City Time at the Vyteris, Inc.’s company headquarters at 13-01 Pollitt Drive, Fair Lawn, NJ 07410.

At the meeting you will be asked to consider and act upon the following:

1.	A proposal to elect seven directors of the Company to serve until the expiration of their terms and thereafter until their successors have been duly elected and qualified.

2.	A proposal to increase the number of authorized shares of the Company’s Common Stock from 33,333,333 shares to 400,000,000 shares.

3.	To reduce the conversion price of its Series B Convertible, Mandatorily Redeemable Preferred Stock from $22.50 per share to $1.50 per share.

4.	To conduct other business if properly raised at the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 16, 2009 are entitled to notice of, and to vote at, the meeting.  You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you are a stockholder of record and attend the meeting.

By Order of the Board of Directors,

/s/ David DiGiacinto
David DiGiacinto
Secretary

Fair Lawn, New Jersey
April 17, 2009

Please complete, sign and date the enclosed proxy and mail it as promptly as possible. If you attend the meeting and vote in person, the proxy will not be used.

VYTERIS, INC.
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410

PROXY STATEMENT

The board of directors of Vyteris, Inc. (the "Company", "Vyteris", “we”, “us” or “our”) is soliciting proxies for use at the annual meeting of stockholders to be held at the Vyteris, Inc.’s company headquarters at 13-01 Pollitt Drive, Fair Lawn, NJ 07410 at 10:00 a.m., New York City Time on May 27, 2009, and for use at any adjournments thereof. We refer to this meeting as the Annual Meeting. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 22, 2009.

TABLE OF CONTENTS

Voting Procedures Questions And Answers Regarding This Proxy	5

Security Ownership Of Certain Beneficial Owners And Management	8

Section 16(A) Reporting	10

Corporate Governance	10

Proposal One: Election Of Directors	11

Proposal Two: Increase in Authorized Shares of Common Stock	20

Proposal Three: Reduction in Exercise Price of Series B Convertible, Mandatorily Redeemable Preferred Stock	21

Board Of Directors And Its Committees; Director Compensation	21

Compensation Committee Interlocks And Insider Participation; Other Transactions	22

Compensation Of Outside Directors	22

Principal Accountant Fees And Services	24

Certain Relationships And Related Transactions	27

Proposal Two: Consideration Of Other Matters

Executive Compensation	22

Other Matters	33

Exhibits -

VOTING PROCEDURES AND QUESTIONS AND ANSWERS REGARDING THIS PROXY

A form of proxy is enclosed designating persons named therein as proxies to vote shares at the annual meeting.  Each proxy in the form properly signed and received prior to the meeting will be voted as specified in the proxy or if not specified, FOR the election as directors of those nominees named in this Proxy Statement and FOR other proposals put forth by the Board of Directors as stated herein, if any. Should any nominee for director named in this Proxy Statement become unavailable for election, which is not anticipated, it is intended that the persons acting under the proxies will vote for the election in his or her stead of such other person as may be nominated by the Board of Directors.

At the time this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the matter described above would be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted.  Any stockholder who submitted a proxy by mail may change their vote or revoke their proxy by (a) filing with the Secretary of the Company a written notice of revocation or (b) timely delivering a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the stockholder gives written notice of revocation to the Secretary before the proxy is exercised or such stockholder votes by written ballot at the Annual Meeting.

The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.  The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.  The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions, however, do not technically constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of votes cast.  The inspectors of election will treat shares referred to as "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Assuming a quorum is present, the nominees for director receiving a plurality of votes cast at the Annual Meeting will be elected directors, and other matters shall be approved for which the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it.  A proxy that has properly abstained with respect to any proposal will not be voted with respect to the nominee or nominees indicated, although it will be counted for the purposes of determining whether there is a quorum.

The cost of soliciting the proxies to which this Proxy Statement relates shall be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the stock and will reimburse them for their expenses.  In addition to the use of the mail, and without additional compensation therefore, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company.

The following questions and answers are intended as a summary explanation as to voting procedures and other general matters discussed in this Proxy Statement.

What Is the Purpose of the Annual Meeting?

At our annual meeting, shareholders will vote on the matters outlined in the accompanying notice of Annual Meeting. In addition, our management will report on our performance during fiscal 2008 and respond to questions from shareholders.

Who Is Entitled to Vote?

Only shareholders of record at the close of business on the record date, April 16, 2009, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of April 16, 2009, 7,282,802 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

In addition, holders of record of the Company’s Series B Convertible Preferred Stock, par value $0.015 per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”), at the close of business on the Record Date are entitled to vote at the Special Meeting on an as-converted basis together with holders of the Common Stock as a single class on all matters to be voted on by holders of Common Stock.  Each share of Preferred Stock is convertible at any time, upon the option of the holder, into 0.666 shares of Common Stock.  On the Record Date, there were 500,000 outstanding shares of Preferred Stock, which, in the aggregate, are entitled to 333,333 votes on each matter submitted for a vote of the holders of Common Stock at the Annual Meeting.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return the card to us before May 26, 2009 at 11:59 P.M., the card will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Alternatively, you may vote by telephone as instructed by your broker or bank.

Can I Change My Vote After I Return My Proxy Card?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is to vote FOR election of each of the nominated directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote Is Required to Approve Each Proposal?

Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining will have no effect on whether one or more directors are elected.

How Do I Vote My Shares If They Are Held in the Name of My Broker (Street Name)?

If your shares are held by your broker, often referred to as being held in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters. A broker non-vote occurs when the broker returns a proxy card without a vote on the non-routine matter. Your broker may or may not be permitted to exercise voting discretion with respect to any matter not listed above that properly comes before the meeting. Shares represented by broker non-votes will not be counted as votes for or against any director nominee, but they will be counted in determining whether there is a quorum for purposes of these proposals.

What Happens If I Do Not Vote on One or More Proposals?

If you do not vote with regard to one or more proposals, as opposed to marking “ABSTAIN” with regard to those proposals, your shares will be voted FOR such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Capital Stock as of March 31, 2009, by (i) each person who is known by the Company to be the beneficial owner of more than 5% of either the outstanding Common Stock or the outstanding Preferred Stock; (ii) each of the Company’s directors and executive officers; and (iii) all of the Company’s directors and executive officers as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of Vyteris, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410.  In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person under options or warrants exercisable within 60 days of March 31, 2009, are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.

Title of Class	Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares in Class
Preferred Stock:
5% Holders:
	Kevin Kimberlin (1)	330,300	99.00%
Directors and
Officers:	Donald Farley	3,333	1.00%

	Directors and Officers as a Group (1 person)	3,333	1.00%

Common Stock:
5% Holders
	Kevin Kimberlin (2)	2,664,570	29.9%
	Rig Funds (3)	1,764,867	22.5%
	Qubit Holdings, LLC (4)	620,477	8.2%
	BTR Global Opportunity Trading LTD	333,333	4.6%
	BTR Global Growth Trading LTD	333,333	4.6%

Directors and
Officers:	Donald Farley (5)	251,348	3.3%
	Haro Hartounian (7)	245,343	3.3%
	John Burrows (7)	63,583	*
	Arthur Courbanou (8)	82,102	1.1%
	David DiGiacinto (6)	79,167	1.1%
	Susan Guerin (7)	83,186	1.1%
	Joseph Himy (7)	74,881	1.0%
	Michael Reidy (7)	30,701	*
	Russ Potts (8)	87,663	1.2%

		—	—

	Directors and Officers as a Group (9 persons) (9)	997,974	12.1%

* Less than 1.00%

1.	Represents 330,300 shares of Preferred Stock owned by Spencer Trask Specialty Group LLC (“STSG”), of which Mr. Kimberlin is the non-managing member.

2.
Represents (i) 999,999 shares of Common Stock owned by STSG, of which Mr. Kimberlin is the non-managing member; (ii) 307,782 shares of Common Stock issuable upon the exercise of warrants acquired by STSG in connection with a line of credit extended to the Company; (iii) 3,472 shares of Common Stock issuable upon the exercise of warrants issued in connection with $250,000 aggregate principal amount of subordinated convertible promissory notes issued to STSG in 2006; (iv) 238,513 shares of Common Stock issuable upon the conversion of $5,370,000 aggregate principal amount of subordinated convertible promissory notes issued to STSG in 2006; (v) 330,000 shares of Common Stock issuable upon conversion of Preferred Stock held by STSG; (vi) 2,328 shares of Common Stock issuable upon the exercise of warrants held by STSG (excluding the warrants listed in clause (ii) above); (vii) 18,544 shares of Common Stock owned by Scimitar Holdings, LLC, a New York limited liability company and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation of which Mr. Kimberlin is the controlling stockholder and chairman; (viii) 524,074 shares of Common Stock issuable upon the exercise of warrants issued to Spencer Trask Ventures, Inc., a wholly-owned subsidiary of Spencer Trask & Co.; (ix) an aggregate of 25,885 shares of Common Stock owned by Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Private Equity Accredited Fund III LLC and Spencer Trask Illumination Fund LLC (together, the “Funds”); (x) 73,655 shares of Common Stock issuable upon the exercise of warrants issued to the Funds (Spencer Trask & Co. is the 100% owner of the manager of each of the Funds); and (xi) 13,670 shares of Common Stock issuable upon exercise of warrants paid to Spencer Trask Ventures, Inc., as finders fees.

3.	Includes 1,187,133 shares of Common Stock owned by Rig Funds and affiliates and 577,734 shares of Common Stock issuable pursuant to the exercise of warrants.

4.	Includes 367,708 shares of Common Stock owned by Qubit and 252,769 shares of Common Stock issuable pursuant to the exercise of warrants.

5.
Includes (i) 6,285 shares of Common Stock owned by Mr. Farley; (ii) 7,708 shares of Common Stock owned by a trust for which Mr. Farley serves as a trustee; (iii) 3,333 shares of Common Stock issuable upon conversion of Preferred Stock; and (iv) 234,022 shares of Common Stock which are issuable upon the exercise of stock options. Mr. Farley, a former employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

6.
Represents 77,622 shares of Common Stock which are issuable upon the exercise of stock options and 1,545 shares of Common Stock. Mr. DiGiacinto, formally an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

7.	Represents shares of Common Stock which are issuable upon the exercise of stock options.

8.	Represents 86,118 shares of Common Stock which are issuable upon the exercise of stock options and 1,545 shares of Common Stock

9.
Includes (i) 17,083 shares of common stock; (ii) 3,333 shares of common stock issuable upon conversion of our series B convertible preferred stock; and (iii) 977,588 shares of common stock which are issuable upon the exercise of stock options.

Mr. Kimberlin is the Company’s controlling stockholder. As noted above, Mr. Kimberlin beneficially owns approximately 30.1% of the Common Stock and approximately 99.9% of the Preferred Stock.  However, 1,289,842 shares of the Common Stock that he beneficially owns are issuable pursuant to either the exercise of warrants that were not exercised as of the Record Date or the conversion of notes that were not converted as of the Record Date.  As a result, of the 7,615,622 eligible votes at the Annual Meeting, 7,282,289 of which are represented by Common Stock and 333,333 of which are represented by Preferred Stock, Mr. Kimberlin controls the right to vote 1,374,728, or 18.1%, of such eligible votes.

SECTION 16(A) REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended December 31, 2008.

CORPORATE GOVERNANCE

The Company has adopted a code of ethics entitled "Code of Ethics for the Senior Financial Officers, Executive Officers and Directors of Vyteris, Inc" and a Code of Conduct, which are attached hereto as exhibits.  Additional copies are available to any person without charge upon written request to:

Vyteris, Inc.
Attention: Investor Relations
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410

PROPOSAL ONE:
ELECTION OF DIRECTORS

Seven directors are to be elected at the 2009 Annual Meeting for one-year terms expiring in 2010.  There is no cumulative voting.  The Board's nominees, each of whom currently is a member of the Board, are John Burrows, Arthur Courbanou, David DiGiacinto, Donald Farley, Susan Guerin, Haro Hartounian and Russell Potts.

The information provided below with respect to each of the nominees includes (1) name and age (as of March 31, 2009), (2) principal occupation and business experience during the past five years and (3) the year in which he became a director of the Company or its Vyteris, Inc. subsidiary.  See "Principal Stockholders" above for information regarding the number and percentage of shares of Common Stock of the Company beneficially owned by each nominee as of March 31, 2009.  This information has been furnished by the directors.

Name and Age	Principal Occupation and Business Experience	Year Became Director of the Company
John E. Burrows, 60
John Burrows is an Operating  Partner with Element Partners, a clean tech venture capital firm and CEO of one of the firm’s portfolio companies, Energex Inc.   He is the Lead Director of Technitrol, a $1.3B NYSE listed electronics company and a director of Kingsbury, Inc, a privately owned manufacturing company. John also advises  a startup, point of service prescription fulfillment comp Mr. Burrows was President and CEO of SPI Holding Co., a specialty chemical and drug delivery company. Prior to SPI, Mr. Burrows held a number of senior positions at Quaker Chemical and FMC Corporation.  John has a Bachelor of Science degree in Aerospace Engineering from Georgia Tech and an MBA from the University of Virginia.
2008

Arthur Courbanou, 44
Mr. Arthur Courbanou is Chief Financial Officer and Chief Operating Officer of Sunham Home Fashions LLC, a multi-national importer and wholesaler of home fashion textiles.  Prior to joining Sunham in July 2006, Mr. Courbanou was a Partner at Rosen Seymour Shapps Martin & Company LLP, an accounting and consulting firm.  Mr. Courbanou, a professional with more than 22 years of business, accounting, tax and consulting experience has served on a broad range of business, litigation and forensic accounting assignments.  Mr. Courbanou is a CPA licensed in New York.  He received his B.S. from the State University of New York at Albany, NY.   Mr. Courbanou is also a licensed securities broker (Series 7 and 66) and holds Life and Health Insurance licenses.  He is a member of the American Institute of Certified Public Accountants and New York State Society of CPAs and has served on numerous professional and charitable committees.
2007

David DiGiacinto, 55
From April 1, 2008 until March 31, 2009, Mr. DiGiacinto was President and COO of Minrad International, Inc.  Prior to joining, from 2000 to March 2008, Mr. DiGiacinto was a Senior Managing Director of Spencer Trask Specialty Group (“STSG”), an investment firm which is the Company's controlling stockholder, focused on investing in emerging and development companies in specialty chemicals, food ingredients and health care.  From December 1982 to March 2000, he worked at Pfizer (a diversified health care company) in various positions including sales, marketing, business development and general management in the Chemical/Food Science and Consumer Health Care Groups.  He holds a BS in Engineering from the U.S. Military Academy at West Point.
2000

Donald F. Farley, 66	Mr. Farley is the chief executive officer of STSG. Prior to joining STSG in 1998, Mr. Farley spent more than 30 years at Pfizer, most recently serving as President of Pfizer Consumer Health Care (from 1996 to 1998) and President of Pfizer Food Science Group (from 1993 to 1996). Mr. Farley received a BS in Chemical Engineering from the University of Rhode Island and a Masters of Business Administration from the University of Hartford.	2000

Susan Guerin, 46
Susan Guerin is Senior Vice President and Chief Financial Officer of Sun Chemical Corporation, where she is responsible for Finance, Information Technology, Shared Business Services and Customer Service, as well as providing operational and strategic support to the Global Leadership Team. Prior to joining Sun Chemical, Guerin was President of the Americas Apparel Group at Paxar Corporation, where she had full profit and loss responsibility for the North American and Latin American businesses.  Other positions Guerin held include Senior Vice President Finance, Cendant Corporation, and CFO at Lerner New York.  Guerin spent 15 years with the Unilever Group and held a series of management roles both in the U.S. and overseas.  Guerin holds a Masters of Business Administration degree from New York University and a Bachelor of Science degree from Cornell University.
2008

Haro Hartounian, Ph.D., 49
Dr. Hartounian previously served as a director and chief executive officer of Protagenic Therapeutics Inc., a biotechnology company he founded in 2006 to treat neurological disorders. Prior to that, he was president and chief operating officer of Microislet, Inc., a company focused on cell therapy treatments for Type 1 diabetes. Along with implementing a successful business plan that enabled the company to go public, he also increased the company’s market cap to $80 million within two years.  He was a lecturer at the Department of Bioengineering at the University of California, San Diego and adjunct assistant professor at Drexel University, Dr. Hartounian holds a doctorate in chemical engineering from the University of Delaware and a master’s degree in chemical engineering from UCLA.
2008

Russell O. Potts, Ph.D, 61
Since 2002, Dr. Potts has served as an independent consultant in drug delivery, glucose monitoring, and medical devices.  He previously served (from 1990 to 2002) in various research and development positions (most recently, Vice President, Research & Development) at Cygnus, Inc., a company which develops and manufactures diagnostic and drug delivery systems, where he helped develop the first FDA-approved continuous glucose-monitoring device for patient use, the GlucoWatch(R) Biographer.  Prior to joining Cygnus, he led a Research and Development group at Pfizer to develop topically-applied drugs. Russell Potts received a MS degree in physical chemistry from Cornell University, and a Ph.D. in biochemistry from the University of Massachusetts, followed by a postdoctoral position in the Chemistry Department at Yale University.
2005

The Board of Directors unanimously recommends voting FOR its nominees as directors.

BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION

The Company is incorporated under the laws of the State of Nevada.  The interests of stockholders of the Company are represented by the Board of Directors, which oversees the business and management of the Company. This solicitation of proxies is intended to give all stockholders the opportunity to vote for the persons who are to be their representatives, as directors, in the governance of the Company.

The Board currently consists of seven members, each of whom has been nominated for a term of one year.

Vyteris' Board of Directors conducted 10 meetings during 2008.  No director currently on the Company's Board of Directors attended less than 75% of the Board and committee meetings that he was required to attend.

The Board of Directors has established a procedure that enables stockholders to communicate in writing with members of the Board.  Any such communication should be addressed to Mr. Donald Farley, Chairman of the Board and should be sent to Mr. Farley c/o Vyteris, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors.  Under the procedures established by the Board, upon the Chairman of the Board's receipt of such communication, the Company's Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder.  Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company's Annual Meeting. All of the current members of the Board except Mr. Courbanou, Mr. Burrows and Ms. Guerin were members of the Board when the Company last conducted an annual meeting of stockholders.

BOARD COMMITTEES

The Board of Directors of the Company has three standing committees: an audit committee, a compensation committee and a nominating committee. Each such committee is governed by a written charter. Copies of the committee charters, as well as the Board of Directors Charter, are available on the SEC’s website through EDGAR.

AUDIT COMMITTEE

The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent registered public accounting firm; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with our independent registered public accounting firm, and a determination through discussion with the independent registered public accounting firm that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence and qualifications of the independent registered public accounting firm and the performance of our internal audit department and independent registered accounting firm; (v) to pre-approve all auditing and non-auditing services to be provided by our independent registered public accounting firm; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent registered public accounting firm; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our internal audit department and independent registered public accounting firm and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and our independent registered public accounting firm the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to review and approve all related-party transactions with members of the Board, executive officers and 5% or greater shareholders and their affiliates; (xi) to retain, at our expense, outside counsel, independent registered public accounting firm or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xii )to report to the full Board of Directors on the results of its reviews.

As of December 31, 2008, Arthur Courbanou, John Burrows and Susan Guerin, all of whom meet the definition of independence established by NASDAQ in Section 4200(15) of its Marketplace Rules, were the members of the Company's audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Mr. Courbanou serves as chairman of the Vyteris audit committee. For the year ended December 31, 2008, the audit committee recommended and the Company's Board appointed Amper, Politziner & Mattia, P.C. to audit the Company's financial statements and to perform services as independent accountants, including reviewing year-end operating results with management. During 2008, the audit committee held five meetings. Currently, the Audit Committee consists of Arthur Courbanou (Chairman), John Burrows and Susan Guerin, all of whom meet the definition of independence established by NASDAQ in Section 4200(15) of its Marketplace Rules.

The audit committee’s financial expert is Arthur Courbanou.

AUDIT COMMITTEE MATTERS

In connection with the preparation of the Company's year-end audited financial statements:

(1)	the Company's audit committee reviewed and discussed the audited financial statements with the Company's management;

(2)	the Company's audit committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61; and

(3)
the Company's audit committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Vyteris' independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

AUDIT COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2008 Annual Report on SEC Form 10-K with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted on by the members of the Audit Committee of the Board of Directors:

Arthur Courbanou, Chairman
John Burrows
Susan Guerin

COMPENSATION COMMITTEE

As of December 31, 2008, the Company's compensation committee consisted of Susan Guerin (Chairman), David DiGiacinto and Russell Potts. The compensation committee reviews, recommends and approves compensation for executive officers and other senior level employees, and administers benefit and compensation plans. During 20078 the compensation committee held six meetings.  Currently, the Compensation Committee consists of Susan Guerin (Chairman), David DiGiacinto and Russell Potts.

COMPENSATION COMMITTEE REPORT

The following report is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

The Compensation Committee of the Board of Directors (the "Committee") is composed of non-employee directors.  The Committee's primary responsibility is to assist the Board in discharging its responsibilities for compensating the Company's executives.  The goals of the Committee's compensation policies pertaining to executive officers are to provide a competitive level of salary and other benefits to attract, retain and motivate highly qualified personnel, while balancing the desire for cost containment. The Committee believes that its compensation policies achieve these goals.

The Committee seeks to reflect a balance between providing rewards to executives while at the same time effectively controlling costs.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Susan Guerin, Chairman
David DiGiacinto
Russell O. Potts

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; OTHER TRANSACTIONS

The Compensation Committee currently consists of Susan Guerin, Russell Potts and David DiGiacinto. None of these individuals are or were at any time executive officers or employees of the Company. No executive officer of the Company has served as a director or member of the compensation committee of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Company.  No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

On December 31, 2008, the Company's nominating committee consisted of Messrs. DiGiacinto, Burrows and Potts. Inasmuch as Messrs. DiGiacinto and Farley are employees of STSG, neither would satisfy the definition of independence established by NASDAQ in Section 4200(15) of its Marketplace Rules. The nominating committee considers nominees to serve on the Board of Directors. During 2008, the nominating committee held no meetings. The nominating committee does not currently have a policy with regard to the consideration of director candidates recommended by security holders, but is considering adopting such a policy in the future.  Currently, the nominating committee has not adopted specific, minimum qualifications for Board nominees. The nominating committee has not paid fees to any third party to identify or evaluate potential Board nominees.  Currently, this Committee consists of Russell Potts (Chairman), John Burrows and David DiGiacinto.

COMPENSATION OF OUTSIDE DIRECTORS

Outside Director Stock Incentive Plans

On August 1, 2007, the Company formally adopted its 2007 Outside Director Cash Compensation and Stock Incentive Plan (the “2007 Directors’ Incentive Plan”). The 2007 Directors’ Incentive Plan, which replaced the 2005 Directors’ Incentive Plan, increases the number of authorized shares under the 2007 Directors’ Incentive Plan to 333,333 and provides for the following compensation to outside directors:

1.
Cash payments consist of a $25,000 annual retainer, $5,000 annually for serving on a Board Committee, $5,000 annually for acting as the Chairman of a Committee, and $15,000 annually for acting as Chairman of the Board.

2.
Options with a fair market value strike price and 10 year term consisting of a 3,334 initial option grant, vesting quarterly over two years, at 417 per quarter and a 2,000 annual option grant, vesting quarterly over one year, at 500 options per quarter.

As of December 31, 2008, the Company issued 637,167 options to purchase shares of the Company’s common stock.

In August 2007, the Company’s Board of Directors adopted the 2007 Directors’ Incentive Plan and replaced the 2005 Directors’ Incentive Plan. As of December 31, 2007, 5,179 shares of restricted common stock with immediate vesting were granted to its Board of Directors under the 2005 Outside Director Stock Incentive Plan.

2008 Amendments to the 2007 Directors’ Incentive Plan

Effective as of December 31, 2008, the Company amended the 2007 Directors’ Incentive Plan to increase the number of options available for grant under the plan pursuant to authorization provided by the unanimous consent of its Board of Directors.  Specifically, the number of options available in its 2007 Directors’ Incentive Plan was increased by 750,000 options from 333,333 options to 1,083,333 options.

Effective as of August 1, 2008 through June 30, 2009, the Company Directors agreed to waive payment of cash compensation and took equity compensation in lieu thereof based upon the following formula: for all compensation through December 2008, at a value of 120% of the closing price of the Common Stock of the Company on the OTCBB on December 2, 2008, and for grants subsequent at 120% of the closing price of the Common Stock of the Company on the OTCBB on the last trading day preceding the grant date.  The purpose for the change in compensation was due to the Company’s financial position and cash constraints.

The following table summarizes compensation to all directors during the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compen- sation	Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
John Burrows (3)	$13,333	-	$14,220	-	-	$-	$27,553
Arthur Courbanou	30,417	-	17,424	-	-	15,225	63,066
David DiGiacinto	24,167	-	15,990	-	-	-	40,157
Donald Farley	34,167	-	43,673	-	-	40,000	117,840
Susan Guerin (3)	13,333	-	24,760	-	-		38,093
Haro Hartounian (2)	-	-	-	-	-	-	-
Russell O. Potts	27,917	-	17,760	-	-	21,000	66,677
Total	143,334	-	133,827	-	-	76,225	353,386

(1)
Option awards for each Director reflect the dollar value of compensation cost defined and calculated under FAS 123R, with the exception that compensation cost is reduced by any estimates of forfeiture.

(2)
Haro Hartounian, Chief Executive Officer, also served on the Board of Directors since December 2008. He did not receive any compensation for attending Board of Director meetings during the year. Refer to the Summary Compensation Table, for disclosures of his compensation earned during the portion of the year for which he served as CEO of the Company.

(3)	Represents partial annual compensation (actual earned) as Director joined the Board during 2008.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table provides information regarding the fees billed to us by Amper, Politziner & Mattia, P.C. for the fiscal years ended December 31, 2008 and December 31, 2007.  All fees described below were approved by the Audit Committee.

	December 31,
	2008	2007
Audit Fees (1)	$204,000	$225,400
Audit-related Fees (2)	—	7,500
Tax Fees	—	—
All Other Fees	13,200	—
Total Fees	$217,200	$232,900

(1)
Audit Fees are fees for professional services performed by Amper, Politziner & Mattia, P.C. for the audit of the Company's annual consolidated financial statements and review of consolidated financial statements included in the Company's 10-Q filing for the fiscal years ended December 31, 2008 and 2007, respectively.

(2)
Audit-Related Fees are fees for assurance and related services performed by Amper, Politziner & Mattia P.C. for the fiscal year ended December 31, 2008 and that are reasonably related to the performance of the audit or review of the Company's financial statements.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee's charter, all audit and audit-related work and all non-audit work performed by Amper, Politziner & Mattia was approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee was informed of each service actually rendered. Applicable law and regulations provide an exemption that permits certain services to be provided by Vyteris' outside auditors even if they are not pre-approved. Vyteris has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

PROPOSAL TWO:
AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE IN AUTHORIZED
SHARES OF COMMON STOCK

Our Certificate of Incorporation currently provides us with the authority to issue up to 36,666,666 shares of stock, of which 33,333,333 shares are designated as common stock, par value $0.015 per share and 3,333,333 are designated as preferred stock, par value $0.015 per share.  As of April 1, 2009, we had 7,282,802 shares of common stock issued and outstanding, and had reserved 825,180 shares for possible future issuance in connection with our outstanding convertible preferred shares and convertible notes, and issued 6,348,139 vested options and warrants.

The board of directors believes that the proposed increase in the number of authorized shares of common stock will provide us with the flexibility we need to conduct our business and meet our obligations under certain financing instruments and warrants and options issued by us. The board of directors also believes that this amendment will provide us with greater flexibility in capitalization, including potential future equity and/or convertible debt offerings (which would have a dilutive effect) and consideration for strategic acquisitions, by increasing authorized capital to allow issuance of additional shares of common stock, though except as stated above, there are no current finalized arrangements by us that would result in the issuance of the additional authorized shares, nor do we have any current plans to enter into a business combination or merger.

The additional shares of common stock for which authorization is sought will have the same terms and rights as the shares of common stock now authorized.  Subject to applicable provisions of law, the proposed additional shares of common stock may be issued at such time and on such terms and conditions as the board may determine without further approval by the stockholders.

Issuance of the proposed shares of common stock, under certain circumstances, could discourage, or make more difficult, an attempt to gain control of us and thereby possibly have the effect of lowering our stockholders’ return on their investments by not giving then the opportunity to realize what would most likely be a premium on the sale of our stock in the event of such a takeover.  We have no current plans, arrangements or understandings regarding the issuance of any of the additional shares of common stock (other than upon the exercise or conversion by holder of our currently outstanding derivative securities) for which authorization is sought and there are no other negotiations pending with respect to the issuance thereof for any purpose.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.

PROPOSAL THREE:
AMENDMENT TO ARTICLES OF INCORPORATION TO AMEND SERIES B CONVERTIBLE, MANDATORILY  PREFERRED STOCK

Our Certificate of Incorporation currently provides us with the authority to issue up to 3,333,333 shares of preferred stock, of which 500,000 shares are designated as Series B Convertible, Mandatorily Redeemable Preferred Stock, par value $.001 per share (“Series B Preferred Stock”).  As of April 1, 2009, we had 500,000 shares of Series B Preferred Stock issued and outstanding.  The conversion price of the Series B Preferred Stock is currently $22.50 per share.  We are seeking shareholder approval to reduce the conversion price to $1.50 per share.

In conjunction with our recent financing with Ferring Pharmaceuticals, Inc. (“Ferring”), Spencer Trask Specialty Group and affiliates (“STSG”) agreed to subordinate its lien on certain of our assets to the lien of Ferring, in exchange for consideration of certain events, including, but not limited to, the reduction of the conversion price of Series B Preferred Stock.  The purpose of reducing the conversion price is to achieve a more realistic conversion possibility given the very sharp drop in the market price for our common stock in the last 15 months.  On December 31, 2007, the market price of our common stock was $10.50 per share (adjusted for our 1:15 reverse stock split) and on March 27, 2009, the market price was $0.10 per share.  Therefore, while at a still very substantial premium to market price, the reduction to $1.50 per share represents a more realistic scenario given the economics our stock price and general market conditions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO REDUCE THE EXERCISE PRICE OF THE SERIES B PREFERRED STOCK.

PROPOSAL FOUR:
CONSIDERATION OF OTHER MATTERS

OTHER MATTERS TO BE PRESENTED

Our Board of Directors does not know of any matters, other than those referred to in the accompanying notice of the Annual Meeting, to be presented at the annual meeting for action by stockholders. However, if any other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that votes will be cast with respect to those matters, pursuant to the proxies, in accordance with the best judgment of the persons acting under the proxies.

EXECUTIVE COMPENSATION

Development of Compensation Philosophy. The Company is an entrepreneurial and opportunistic company operating in an extremely competitive environment that requires its business and compensation philosophy to be flexible and adaptive. With respect to its named executive officers (“NEOs”) this philosophy has rapidly evolved over the year as our operations, business and finances have developed and changed. As is stated in our Annual Report for the year ended December 31, 2008, we are dependent upon investor funds for cash flow and to operate our business.

Until we are able to self sustain our operations through internally generated cash flow, we need to focus on reducing expenses, bringing products to market and beginning to invest in new product development. We have streamlined the number of officers in the Company and as our cash flow situation stabilizes we will look to take affirmative steps to improve our NEO compensation planning. As other companies have done, we may retain a consultant to assist us in setting overall compensation arrangements for our CEO and CFO. For instance, we may institute formal management by objectives annual performance awards for all of our NEOs, while retaining the flexibility to reward achievements going beyond specific pre-identified objectives based on unforeseen circumstances.

Compensation Philosophy and Objectives. We seek to attract and retain results-oriented, hard-working, overachieving executives who can help us drive the growth of our company. Our overall compensation packages to our NEOs reward them for attaining our corporate financial and growth objectives and incent them to maintain and expand our prospects for future growth and product diversification. At the same time, we provide benefits that provide security for the NEOs and their families.

The Compensation Committee believes executive compensation policies should assure that executives are provided incentives and compensated in a way that advances both the short and long term interests of shareholders while also assuring that we are able to attract and retain executive management talent. Specifically, the Committee’s objective is the establishment of executive compensation strategies that:

•	Assure executive compensation is based upon performance in the achievement of pre-determined financial and business objectives;

•	Provide equity-based compensation incentives to meld the financial interests of executive officers with those of shareholders; and

•	Provide incentives that promote executive retention.

Our Compensation Committee is tasked with setting NEO compensation as set forth in this Proxy Statement.  As we mature, we will ask our Compensation Committee to take a harder look to standardize compensation arrangements.  For instance, with respect to NEO compensation, it is intended that the Compensation Committee will evaluate the compensation mix provided by our peers, as well as the other factors set forth in the Committee’s charter. Because of our unique specialty pharmaceutical business plan and the lack of a single direct competitor across all market segments, it may be difficult to formulate an appropriate peer group. Many companies included in any peer group will include companies both significantly larger and somewhat smaller than Vyteris. Nonetheless, in structuring future NEO compensation and employment agreements, the Committee will need to identify a peer group and rely upon information regarding practices from those companies.

EXECUTIVE OFFICERS

The following table identifies our executive officer, his age as of March 31, 2009, and his current position. Each listed person has the same positions with the Company and its Vyteris, Inc. subsidiary.

NAME	AGE	POSITION

Haro Hartounian	49	Chief Executive Officer and President
Joseph Himy	39	Chief Financial Officer

HARO HARTOUNIAN- Mr Hartounian, former CTO of the Company, was appointed CEO and President as of December 21, 2008.  See “Proposal One – Election of Directors” for a description of Dr. Hartounian’s background and qualifications.

JOSEPH HIMY  - Joseph Himy, the Company’s former Vice President of Finance, was appointed CFO effective May 1, 2008.  Since joining Vyteris in October 2004, Mr. Himy has served as the Company’s Manager of Financial Reporting, Corporate Controller and most recently as our Vice President of Finance. Prior to joining the Company he was the Manager of Financial Reporting at LeCroy Corporation and an Audit Manager at Deloitte and Touch, LLP.  Mr. Himy graduated with honors from Brooklyn College with a B.S. in Accounting and is a Certified Public Accountant in the State of New York.  Mr. Himy is a member of the Board of Directors of three Not for Profit organizations.

Senior Executive Employment Agreements

On November 21, 2008, the Company entered into an employment agreement with  Dr. Hartounian.   Dr. Hartounian was elected President of the Company effective as of May 1, 2008 with a term expiring December 1, 2009, which is renewable for an additional 18 month period.  Dr. Hartounian base salary is $0.3 million per year and  is eligible for a bonus of up to 40% of his salary payable in cash.  He is also eligible to receive 166,667 options with 83,333 options vesting over six quarters in equal amounts of 13,889 options per quarter, and 83,334 options which shall vest upon achievement of certain agreed upon milestones.

On November 21, 2008, the Company entered into an employment agreement with Joseph N. Himy.  Mr. Himy was elected CFO of the Company effective as of May 1, 2008 with a term expiring December 1, 2009, which is renewable for an additional 18 month period.  His base salary is $0.2 million per year and is eligible for a bonus of up to 25% of his salary payable in cash or stock.  Mr. Himy is also eligible to receive 65,000 options with 32,500 options vesting over six quarters in equal amounts of 5,417 options per quarter, and 32,500 options which shall vest upon achievement of certain agreed upon milestones.

CASH COMPENSATION

The following table sets forth the total cash and non-cash compensation that we paid or accrued during the years ended December 31, 2008 and 2007 with respect to the top five most highly compensated executives,.

The principal components of these individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. We have also described below other compensation these individuals received under employment agreements and Vyteris' stock option plan. We refer to the persons identified in the table below as the "named executive officers".

SUMMARY COMPENSATION TABLE

The following table provides the compensation awarded to or paid to, or earned by our chief executive officer and four other most highly paid executives for the year ended December 31, 2008.

						Stock	Option	All Other Compensation
						Awards	Awards (2)	Other	Housing /Relocation	Car
Name and Prin. Position	Year	Salary	Severance	Paid Bonus	Accrued Bonus						Total
Joseph Himy, CFO	2008	$182,698		$5,385	$31,008		$53,849	$3,582			$276,522
Joseph Himy, CFO	2007	$168,125		$24,203			$170,250	$3,138			$365,716
Haro Hartounian, CTO	2008	$306,875		$10,000	$27,097		$151,093		$106,250		$591,315
Haro Hartounian, CTO	2007	$28,205					$341,000	$16,854			$396,059
Michael Reidy, VP Research	2008	$185,475		$20,000	$68,932		$40,543	$5,272			$320,222
Michael Reidy, VP Research	2007	$161,250		$27,203			$24,750	$4,838			$218,041
Rafael Espinal, VP of Manufacturing	2008	$240,000		$10,000			$21,800		$53,536	$9,600	$324,936
Rafael Espinal, VP of Manufacturing	2007	$14,833					$78,000	$800			$103,633
Timothy McIntyre, CEO	2008	$91,407	$125,261	$98,000				$5,484		$2,085	$224,237
Timothy McIntyre, CEO	2007	$376,250		$187,500			$10,858,000	$27,000			$11,546,750

(1)	See below in “Certain Relationships and Related Transactions” for description of Mr. McIntyre’s employment agreement with the Company and subsequent termination agreement, as amended.

(2)
 The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for fiscal 2006 and 2007, in accordance with FAS 123(R), of stock options granted under our stock incentive plans and include amounts for stock options granted in and prior to fiscal 2006. There can be no assurance that FAS 123(R) amounts will ever be realized. Refer to Note 15, “Stock Compensation Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for the relevant assumptions used to determine the valuation of our option awards.

STOCK OPTIONS

Outstanding Equity Awards

The following table summarizes all outstanding equity awards for the top five highest paid executives during the year:

Name	Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Timothy McIntyre	President & CEO	83,334 36,666	- -	- -	$ $	19.65 40.80	1/1/16 5/31/17	-	-	-	- -
Haro Hartounian	Chief Executive Officer	36,667 13,888 7,004 146,000	- 152,778 49,032 438,000	- 152,778 49,032 438,000	$ $ $ $	12.90 0.50 0.55 0.25	11/27/17 8/6/18 10/1/18 12/8/18	-	-	-	-
Rafael Espinal	VP of Manufacturing	13,334 - 1,110	- 6,667 5,556	- 6,667 5,556	$ $ $	8.10 4.20 0.50	12/10/17 3/3/18 8/6/18	-	-	-	-
Joseph Himy	Chief Financial Officer	1,334 5,000 3,334 1,667 - 10,832 6,044 21,250	- - - 3,333 1,667 54,168 42,308 63,750	- - - 3,333 1,667 54,168 42,308 63,750	$ $ $ $ $ $ $ $	45.60 11.25 18.60 23.25 4.20 0.50 0.55 0.25	5/17/15 2/16/17 5/2/17 11/7/17 3/3/18 8/6/18 10/1/18 12/8/18	-	-	-	-
Mike Reidy	VP of Research	1,000 3,000 - 1,110 5,938	- - 6,667 5,556 41,572	- - 6,667 5,556 41,572	$ $ $ $ $	45.60 11.25 4.20 0.50 0.55	5/17/15 2/16/17 3/3/18 8/6/18 10/1/18	-	-	-	-

The following table presents certain information regarding stock options granted to the named executive officers during 2008 under the Company's stock option plan.

INDIVIDUAL GRANTS

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees	Exercise Price	Expiration Date

Haro Hartounian	166,666	0.7%	$0.50	August 6, 2018
Haro Hartounian	56,036	2.7%	$0.55	October 1, 2018
Haro Hartounian	584,000	27.8%	$0.25	December 8, 2018
Joseph Himy	1,666	0.1%	$4.20	March 3, 2018
Joseph Himy	65,000	3.1%	$0.50	August 6, 2018
Joseph Himy	48,352	2.3%	$0.55	October 1, 2018
Joseph Himy	85,000	4.0%	$0.25	December 8, 2018
Rafael Espinal	6,666	0.3%	$4.20	March 3, 2018
Rafael Espinal	6,666	0.3%	$0.50	August 6, 2018
Mike Reidy	6,666	0.3%	$4.20	March 3, 2018
Mike Reidy	6,666	0.3%	$0.50	August 6, 2018
Mike Reidy	47,510	2.3%	$0.55	October 1, 2018

None of the named executive officers exercised stock options during 2008.

Equity Compensation Plan Information

The following table summarizes information with respect to our equity compensation plans and options outstanding as of December 31, 2008.

Equity Compensation Plan Information

The following table provides information regarding options outstanding as of December 31, 2008.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders:
Vyteris Holdings 2005 Stock Option Plan	193,460	$3.61	—

Equity Compensation Plans Not Approved by Stockholders:
Vyteris Holdings 2005 Stock Option Plan	1,522,497	$3.61	757,541
Outside Director Stock Incentive Plan	637,167	$1.42	446,166

Total	2,353,124	$3.02	1,203,707

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OVERVIEW

Vyteris, Inc. was incorporated in Delaware in July 2000. In November 2000, Vyteris, Inc. purchased assets from Becton Dickinson comprising Becton Dickinson's iontophoresis drug delivery products and related research and development program, as well as related patents, patent applications and other intellectual property using funds contributed to it by Spencer Trask Specialty Group (“STSG”). Kevin Kimberlin, though his ownership of STSG, is, and has been since our inception, the controlling stockholder of Vyteris and, after Vyteris, Inc. became a wholly-owned subsidiary of the Company. Mr. Kimberlin has voting and dispositive control over STSG.

Monumed, LLC

Beginning in the third quarter of 2006, Monumed, LLC (“Monumed”) provided services to the Company in conjunction with the launch of its LidoSite product and related commercialization efforts. In May 2007, the Company’s then Chief Executive Officer, Timothy J. McIntyre, advised the Company’s Board of Directors that his brother was a shareholder of Monumed, which was in addition to prior disclosure that his brother was a Monumed employee. Mr. McIntyre then advised the Board of Directors of certain procedures being implemented to mitigate the occurrence of any risks of conflicts of interest.

In 2006, Talle Creative (“Talle”) billed $76,321 in website and marketing services to the Company, which was paid in full. When Monumed began providing services to the Company in late 2006, several of the personnel, who had provided services to the Company on behalf of Talle, were also some of the personnel who provided services to the Company on behalf of Monumed. In early 2008, Mr. McIntyre informed the Company that Talle was a minority equity owner in Monumed; however, the Company’s management and its Board of Directors were unaware of an equity ownership by Talle in Monumed until the 2008 disclosure.

On February 4, 2008, the Company’s Board of Directors was also made aware that Mr. McIntyre has an indirect familial relationship with Monumed.  Mr. McIntyre stated that CFTB, LLC (“CFTB”) owns 50.2% of the membership interests in Monumed and that CFTB is wholly-owned by Carey Cuttone, Mr. McIntyre’s spouse.  The Company paid to Monumed a total of $1.3 million and $0.3 million during 2007 and 2006, respectively.

The Special Assessment Committee, formed as a result of the Company's Board of Director's meeting with its independent auditor on February 13, 2008, undertook an analysis of the services provided by Monumed, including retention of a third party firm to assess the value of the services provided. Taking into account the results of the firm’s analysis, the Company believes that the fees charged exceeded the value of services provided. Given these findings, the Company’s Board of Directors, based upon the recommendation of the Special Assessment Committee, authorized the Company’s management to negotiate a settlement with Monumed.  Pursuant to a Settlement and Mutual Release Agreement, dated October 27, 2008, between the Company and Monumed, Monumed forgave the approximately $0.2 million in outstanding invoices owed to it for services rendered, and the parties exchanged mutual releases.  The forgiveness is included as reduction to selling and marketing expense as of the year ended December 31, 2008 on the consolidated statement of operations.  See Note 16 to these consolidated financial statements for a discussion of the settlement between the Company and Mr. McIntyre.

As of February 4, 2008, December 31, 2007 and December 31, 2006, unpaid invoices owed by the Company to Monumed amounted to approximately $0.2 million in each of the periods. In addition, as a result of the redirection of the Company business toward the development of peptides, the utilization of Monumed’s services was not material during 2008.

Working Capital Facility

In September 2004, the Spencer Trask Specialty Group, LLC or STSG, a related party, agreed to provide the Company with up to $5.0 million in working capital loans, as amended, in the form of a secured demand promissory notes (the “Working Capital Facility”).  The Company borrowed $2.5 million under this Working Capital Facility as of December 31, 2006.  On February 23, 2007, STSG loaned to the Company $0.4 million in aggregate principal amount in the form of a senior secured promissory note subject to the terms of the Working Capital Facility. In connection with the loan, on a monthly basis until May 31, 2007, the Company issued to STSG warrants to purchase 3,285 shares of the Company’s common stock at an exercise price of $11.25 per share. Management estimated that the fair value of the 13,141 warrants issued during the year ended December 31, 2007 was approximately $0.2 million, using the Black-Scholes option-pricing model.  The fair value of these warrants is included in interest expense to related parties in the accompanying consolidated statements of operations.

As of December 31, 2008 and December 31, 2007, $2.9 million was outstanding under the Working Capital Facility and no additional amounts are available to be draw. The Working Capital Facility is secured by a lien on all of the Company’s and its operating subsidiary’s assets and bears interest at a rate equal to 9% per annum.. STSG has the option to convert the outstanding principal amount of the Working Capital Facility into Company common stock at a price of $22.50 per share.

Effective as of October 1, 2008, the Company entered into an agreement with STSG to amend the Working Capital Facility as follows:

(i)      to extend the maturity date of the Working Capital Facility to June 30, 2010,

(ii)     to obtain the agreement of STSG and its affiliates to subordinate rights with regard to certain security interests in certain collateral of the Company to new security interests to be granted up to an additional $5.0 million principal amount of further secured indebtedness, which the Company may seek, and

(iii)    to obtain the agreement of STSG and its affiliates to subordinate rights with regard to an additional $3.5 million in future advances of and/or loans against the Phase III milestone payment which may become due from Ferring under its License and Development Agreement with the Company.

Promissory Notes

January 2006 Promissory Note

On January 31, 2006, STSG provided the Company with a $0.3 million loan in the form of 10.0% subordinated convertible unsecured promissory note (the “January 2006 Promissory Note”). Pursuant to the terms of the January 2006 Promissory Note, amounts outstanding have a maturity date of June 30, 2010. At any time prior to maturity date, STSG shall have the option to convert the entire January 2006 Promissory Note and interest accrued into shares of the Company's common stock at a conversion price of $22.50 per share. In connection with the January 2006 Promissory Note, the Company issued warrants to STSG that are exercisable into a maximum of 3,473 shares, in the aggregate, of the Company's common stock at an exercise price of $43.20 per share.

The Company allocated the aggregate proceeds of the January 2006 Promissory Note between the warrants and the debentures based on their relative fair values in accordance with Accounting Principles Board No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants” and thus recorded approximately $62,000 as additional paid-in capital for the value allocated to the warrants. Management determined the fair value of the warrants utilizing the Black-Scholes option-pricing model.

2006 Promissory Notes

In 2006, STSG provided the Company with a total of $8.1 million in loans in the form of Subordinated Convertible Unsecured Promissory Notes (the “2006 Promissory Notes”). The 2006 Promissory Notes: (i) mature on June 30, 2010; (ii) bear interest at a rate equal to 13% per annum payable in cash on a semi-annual basis; (iii) are convertible into shares of common stock at a conversion price of $22.50 per share; (iv) are convertible into the Company’s next private financing of equity or debt securities and (v) have piggy-back registration rights.

During 2006, the Company agreed to amend the 2006 Promissory Notes to conform the conversion provision to convert at the option of the holder, rather than automatic conversion in a "Qualified Financing," as defined. On December 11, 2006, STSG elected to convert approximately $3.0 million of the 2006 Promissory Notes into 266,667 shares of common stock, at a conversion price of $11.25 per share, in connection with the December 2006 Financing (a “Qualified Financing”).

At December 31, 2008, the remaining balance of the January 2006 Promissory Note and the 2006 Promissory Notes is $5.4 million. Effective as of October 1, 2008, the Company entered into an agreement with STSG to conform the January 2006 Promissory Note and 2006 Promissory Notes with the same terms as the Working Capital Facility amendment (see note 6).

December 2006 Senior Secured Convertible Promissory Note

On December 11, 2006, the Company issued a senior secured convertible promissory note in the principal amount of $0.5 million to Allen Capital Partners. This promissory note accrued interest at a rate of 6% per annum and was payable on or before December 10, 2008. The principal and interest on this senior secured convertible promissory note was repaid in full on July 9, 2008.

In accordance with EITF 98-5 and EITF 00-27, the Company had determined that there was a beneficial conversion feature to the December 2006 Senior Secured Convertible Promissory Note in the amount of $0.5 million. This amount was being amortized over the life of the debt using the effective interest method.  Debt discount amortization expense in each of the years ended December 31, 2008 and 2007 was $0.3 million and $0.2 million, respectively, and is and included in interest expense in the consolidated statements of operations.

2007 Amendment to Various Debt Instruments

In August 2007, the Company entered into an agreement with STSG and its affiliates to amend the Working Capital Facility and the January 2006 Promissory Note and  2006 Promissory Notes (collectively referred to as the “Referenced Debt.”)  The Company performed an evaluation of the amendments to the Referenced Debt under EITF No. 06-06 “Debtor’s Accounting for a Modification (or Exchange) or Convertible Debt Instruments,” (“EITF 06-06”). Accordingly, the Company concluded that debt extinguishment accounting should apply and recorded an immediate non-cash charge of $6.7 million directly to its consolidated statement of operations in the third quarter of 2007, representing the incremental “fair value” of instruments issued.

Common Stock Private Placements

$3.75 Private Placement

In the fourth quarter of 2006, the Company raised $5.75 million pursuant to which the Company issued to investors a total of (i) 1,533,333 shares of common stock and (ii) 766,667 warrants, each of which may be exercised for two years from the date of issuance to purchase an additional share of common stock for $6.75 per share (the “November 2006 Financing”). These securities were offered in units of two shares of common stock and one warrant at a purchase price of $3.75 per unit (the “Unit”). Each warrant is callable by the Company when the bid price of the common stock trades at or above $15.00 per share for twenty consecutive trading days. During 2007, the shares issued in connection with the November 2006 Financing became freely tradable under Rule 144. The warrants issued to investors expired in November 2008.

In connection with the November 2006 Financing, the Company paid finders fees to Wolverine International Holdings Ltd. (“Wolverine”) and to Spencer Trask Ventures, Inc. (“STVI”) a related-person of STSG, a principal stockholder of the Company, in the amount of $0.5 million and $0.1 million, respectively, representing 10% of the gross proceeds raised.  In addition, the Company issued to Wolverine and STVI warrants to purchase up to 63,333 and 13,333 shares, respectively, representing 10% of the Units issued to investors. Each warrant may be exercised for two years from the date of issuance to purchase two additional shares of common stock for $3.75 per share and $6.75 per share of common stock. Net proceeds were $5.1 million, with finder’s fees and other legal costs of $0.6 million recorded as a reduction of equity as a cost of the transaction.

Upon completion of the November 2006 Financing, the Company issued 473,333 shares of common stock to International Capital Advisory, Inc. (“ICA”) and four other finders in equal proportion as an advisory fee.  These shares are reflected in equity as a component of the cost of the transaction.

2006 $11.25 Private Placement

At the end of the fourth quarter of 2006, the Company sold an additional $5.3 million of common stock at $11.25 per share for a total of 470,243 shares (the "December 2006 Financing", and with the November 2006 Financing, the “2006 Financings”). In connection with the December 2006 Financing, the Company paid finders fees to Wolverine and STVI of $0.3 million each, representing 10% of the gross proceeds raised.  In addition, the Company issued to Wolverine and STVI warrants to purchase up to 22,753 and 24,271 shares of the Company's common stock, respectively, representing 10% of the common stock issued to investors.  Each warrant may be exercised for five years from the date of issuance to purchase a share of common stock for $11.25 per share.  Net proceeds were $4.7 million, with finder’s fees and other legal costs of $0.6 million recorded as a reduction of equity as a cost of the transaction.

2007 $11.25 Private Placements

In the first six months of 2007, the Company raised a total of $9.1 million pursuant to which the Company issued to investors a total of 807,378 shares of common stock at $11.25 per share (the “Initial 2007 Financings”). In connection with the 2007 Financings, the Company paid finders fees to Wolverine and STVI a related-person of STSG, a principal stockholder, in the amount of $0.9 million and $0.04 million, respectively, representing 10% of the gross proceeds raised. In addition, the Company issued to Wolverine and STVI warrants to purchase up to 77,444 and 3,294 shares of the Company's common stock, respectively, representing 10% of the common stock issued to investors.  Each warrant may be exercised for five years from the date of issuance to purchases share of common stock for $11.25 per share. Net proceeds were $8.0 million, with finders fees and other legal costs of $1.0 million recorded as a reduction of equity as a cost of the transaction.

2007 $22.50 Private Placement

In July 2007, the Company raised a total of $13.8 million pursuant to which the Company issued to investors a total of 613,111 shares of common stock at a purchase price of $22.50 per share (“July 2007 Financing”, and with the Initial 2007 Financings, the “2007 Financings”). The subscribers were also issued warrants to purchase the Company’s common stock in an amount equal to the number of shares purchased with an exercise price of $45.00 per share. In connection with the July 2007 Financing, the Company paid a finders fee to Ramp International, Inc. (“Ramp”), as assignee from Wolverine for $1.3 million, representing 10% of the gross proceeds raised. In addition, the Company issued to Wolverine and Ramp warrants to purchase up to 61,311 shares of the Company's common stock, representing 10% of the common stock issued to investors. Each warrant may be exercised for five years from the date of issuance to purchase shares of the Company’s common stock for $45.00 per share. Net proceeds of the July 2007 Financing were $12.5 million, with finder’s fees and other legal costs of $1.3 million recorded as a reduction of equity as a cost of the transaction.

February 2008 Private Placement

In February of 2008, the Company raised a total of $1.8 million in a private placement pursuant to which the Company issued to investors a total of 600,000 shares of common stock at a purchase price of $3.00 per share (“February 2008 Financing”). The investors were issued warrants to purchase Company common stock in the amount of two times the number of shares purchased, or 1,200,000 total warrants. Those investor warrants have a five year term and have an exercise price of $3.00 per share, and contain a mandatory exercise provision at the Company’s election should the market price of the Company’s common stock be at least $4.50 for 20 consecutive trading days. In connection with the February 2008 Financing, the Company paid a finders fee to Ramp in the amount of $0.2 million representing 10% of the gross proceeds raised. Ramp reinvested its cash fee in the February 2008 Financing and received 60,000 shares of common stock and 120,000 warrants. In addition, the Company issued to Ramp warrants to purchase up to 60,000 shares of the Company's common stock, respectively, representing 10% of the common stock to be issued to investors. All warrants issued to Ramp contain terms identical to the terms of the warrants issued to the investors in the February 2008 Financing. Net proceeds (after reinvestment of the cash finders fee) were $1.8 million, with no legal or other professional fees attributed thereto as offering costs.

Series B, Convertible, Mandatorily Redeemable Preferred Stock

The holders of the Series B convertible, mandatorily redeemable preferred stock (the “Series B Preferred Stock”) are entitled to receive, ratably and payable quarterly, an annual cash dividend of 8% of the then applicable redemption price, as defined, out of funds legally available. In the event of liquidation, holders of the Series B Preferred Stock are entitled to receive a liquidation preference of $1.00 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock), plus an amount equal to all declared but unpaid dividends.

The Company accrued dividends in arrears on the Series B Preferred Stock by recognizing $0.6 million for each of the years ended December 31, 2008, 2007 and 2006, of interest expense to related parties in the accompanying consolidated statement of operations and increasing the redemption value of the  Series B Preferred Stock. With respect to the distribution of assets, the Series B Preferred Stock ranks senior to the Company’s common stock. Each share of the Series B Preferred Stock is convertible at any time, at the option of the holder, into common stock at $22.50 per share pursuant to an agreement with STSG as of August 2007.

The holders of the Series B Preferred Stock (and the holders of any other series of preferred stock with similar voting rights as the Series B Preferred Stock) vote together with the holders of shares of common stock as a single class in all matters to be voted on by shareholders of the Company, except that the vote or consent of the holders of a majority of the shares of the Series B Preferred Stock is necessary to authorize or issue an equity security having any preference over or being on a parity with the Series B Preferred Stock with respect to dividend or liquidation preference; increase the number of authorized shares of Series B Preferred Stock; or amend, alter or repeal any provision of the Company’s Certificate of Incorporation, Certificate of Designations or By-laws, if such action would alter, in any material respect, the rights of the Series B Preferred Stock. Mandatory redemption commenced on March 1, 2006. The Company is required to redeem (on a quarterly basis) an amount equal to 10% of the gross profits derived from the sale of LidoSite. No such redemptions have been required to date.

Security Deposits

In August 2006, the Company entered into a five year lease agreement for its principal facility which houses its FDA approved manufacturing operations. As part of the agreement, the Company paid $0.2 million for a security deposit and issued a $0.2 million letter of credit to the landlord. As of December 31, 2008, the letter of credit is secured by a $0.1 million cash account owned by STSG, a principal stockholder of and lender to the Company, and $0.1 million covered by a restricted cash account owned by the Company.

In May 2005, the Company entered into a ten year lease for an additional 26,255 square feet of space in a new expansion facility, approximately 200 yards from the above facility. This facility includes both warehouse and office space.  The Company paid $0.1 million for a security deposit.

Other Matters

Other related party transactions include the following:

•
At December 31, 2008 and 2007, approximately $71,000 is included in interest payable and accrued expenses due to related party in the accompanying consolidated balance sheets for amounts owed to STSG and STVI for certain expenses paid on behalf of the Company.

•
On April 26, 2005, the Company announced the appointment of Russell O. Potts, Ph.D. to its Board of Directors.  Dr. Potts has served the Company as a consultant in drug delivery, glucose monitoring and medical devices since April 2003.  The Company paid Dr. Potts approximately $21,000, $87,000 and $80,000 for consulting services and out of pocket expenses for the years ended December 31, 2008, 2007 and 2006,  respectively.

•
On March 12, 2007, the Company borrowed from Donald F. Farley, Chairman of the Board of Directors of the Company, $0.2 million at an interest rate of 10% per annum, plus reimbursement to Mr. Farley for his closing costs. The Company repaid this loan plus accrued interest in full on March 28, 2007. Additionally, Mr. Farley was paid $40,000 for the year ended December 31, 2008 for the performance of interim CEO services.

•
At December 31, 2008, approximately $0.05 million has been either paid or is included in accrued expenses, deferred revenue and other in the accompanying consolidated balance sheets for amounts owed to Arthur Courbanou for additional services performed as Chairman of the Special Assessment Committee.

OTHER MATTERS

PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on May 18, 2005, the first date on which the Company's common shares were available for trading, with the NASDAQ Stock Market Index and the RDG Microcap Pharmaceutical Index(C). The RDG MicroCap Pharmaceutical Index is composed of U.S. publicly traded Pharmaceutical companies with a market capitalization of $0 to $300 million. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment in our common shares would increase or decrease in value over time, based on increases or decreases in market prices. The Company has not paid dividends.

COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
Among Vyteris, Inc., The NASDAQ Composite Index
And The RDG MicroCap Pharmaceutical Index

COSTS

We will pay the costs of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegraph by regular employees of Vyteris and Vyteris' subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and Vyteris will, upon request, reimburse them for the reasonable expense of doing so.

STOCKHOLDER PROPOSALS

If you wish to have a proposal included in Vyteris' proxy statement and form of proxy for its 2009 annual meeting, the proposal must be received by Vyteris at our principal executive offices by a reasonable time before we begin to print our annual meeting proxy statement. A proposal which is received after that time or, which otherwise, fails to meet the requirements for stockholder proposals established by the SEC will not be included. Further, proxies for next year's annual meeting will have discretionary authority to vote against any proposal not submitted within ten days after we announce the date of our annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company files reports, proxy and information statements and other information with the SEC. Such reports, statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Furthermore, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

FINANCIAL STATEMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC is available without charge upon written request to: 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2008 Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders.  We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.  Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer agent by phone at 1-800-937-5449 or by mail to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 72 hours from receipt by the transfer agent for any such request to take effect.

By Order of the Board of Directors,

/s/ David DiGiacinto
David DiGiacinto, Secretary

April __, 2009

PROXY
VYTERIS, INC.

The undersigned hereby appoints Haro Hartounian and Joseph Himy, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of stockholders of Vyteris, Inc. to be held on May 27, 2009, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

VYTERIS, INC.

May 27, 2009

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Nominees for directors:

John Burrows
FOR ☐	AGAINST ☐	ABSTAIN ☐

Arthur Courbanou
FOR ☐	AGAINST ☐	ABSTAIN ☐

David DiGiacinto
FOR ☐	AGAINST ☐	ABSTAIN ☐

Donald F. Farley
FOR ☐	AGAINST ☐	ABSTAIN ☐

Susan Guerin
FOR ☐	AGAINST ☐	ABSTAIN ☐

Haro Hartounian
FOR ☐	AGAINST ☐	ABSTAIN ☐

Russell O. Potts
FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Increase in Authorized Shares of Common Stock to 400,000,000:

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Amendment to the conversion price of Series B Convertible Stock to $1.50 per share:

FOR ☐	AGAINST ☐	ABSTAIN ☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature of Shareholder:       ________________________________________________

Date:                           ________________________________________________

Signature of Shareholder:       ________________________________________________

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Nonvoting Item:

Please print Change of Address in the box provided below: